2020 OMNIBUS INCENTIVE COMPENSATION PLAN
OF
AMETEK, INC.

RESTRICTED STOCK Award
This RESTRICTED STOCK Award (“Award”), is granted as of the Award Date, by AMETEK, Inc., a Delaware corporation to the Recipient.
W I T N E S S E T H :
WHEREAS, the Company has adopted the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”), pursuant to which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, inter alia, award shares of the Company’s common stock, par value $0.01 per share (“Shares”), to such Non-Employee Directors of the Company as the Committee may determine, and subject to such terms, conditions and restrictions as the Committee may deem advisable; and
WHEREAS, pursuant to the Plan, the Committee has awarded to the Recipient a restricted stock award, subject to the terms, conditions and restrictions set forth in the Plan and in this Award;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1:Pursuant to the Plan, the Company hereby grants to the Recipient on the Award Date a Stock Award, and such Shares, the “Restricted Shares”, are subject to the terms, conditions and restrictions set forth in the Plan and in this Award. On the Award Date, the Company shall issue one or more certificates in the name of the Recipient for the number of Shares granted as per this Award and as recorded in the Company’s stock administrator’s
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system, and such Shares shall be held by the transfer agent until such time as the Shares become nonforfeitable. Capitalized terms not otherwise defined in this Award shall have the same meanings as defined in the Plan.
2:The Restricted Shares shall become nonforfeitable on the earliest to occur of:
(a)the second anniversary of the Award Date if the Recipient is in the continuous service as a member of the Board of Directors of the Company (or any Affiliate) (“Continuous Service”) through such second anniversary date;
(b)the Recipient’s Separation from Service as a member of the Board of Directors of the Company (or any Affiliate) due to the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of the Recipient; or
(c)the Recipient’s Separation from Service as a member of the Board of Directors of the Company (or any Affiliate) in connection with a Change of Control (as defined in the Plan).

Except to the extent, if any, that the Restricted Shares shall have become nonforfeitable pursuant to the foregoing provisions of this paragraph SECOND, if the Recipient voluntarily or involuntarily leaves the service of the Company and its Affiliates prior to the second anniversary of the Award Date, such Restricted Shares (and any dividends, distributions and adjustments retained by the Company with respect thereto) shall be forfeited.
3: The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Shares, or any interest therein. The Company shall not be required (a) to transfer on its books any of the Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Award or the Plan or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been sold or transferred. Each certificate representing ownership of Shares acquired pursuant to this Award shall, prior to the expiration
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or lapse of all restrictions or conditions on such Shares under this Award, have affixed thereto, in addition to any legends required under the Plan or under federal or state securities laws, a legend in substantially the following form:
“Transfer of the securities is restricted by that certain restricted stock award dated as of the Award Date, between AMETEK, Inc., a Delaware corporation, and the registered holder hereof, and certain terms of the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc., copies of which award and plan are on file at the principal corporate offices of AMETEK, Inc.”
4:Prior to the lapse of the restrictions on the transferability of the Restricted Shares, the Recipient shall have all other rights and privileges of a beneficial and record owner with respect to such Shares, including, without limitation, voting rights and the right to receive dividends, distributions and adjustments with respect to such Shares; provided, however, that any dividends, distributions and adjustments with respect to the Restricted Shares, plus interest credited on any such cash dividends, shall be retained by the Company for the Recipient’s account and for delivery to the Recipient, together with the stock certificate representing such Shares, only as and when such Restricted Shares have become nonforfeitable, and in no event later than two-and-a-half months after the end of the calendar year in which the Restricted Shares become nonforfeitable. Cash dividends declared on forfeited Shares shall be forfeited as and when such Shares are forfeited. For purposes of this paragraph FOURTH, interest shall be credited from the date a cash dividend with respect to the Restricted Shares is made to the date on which the Company distributes such amounts to the Recipient, at the five-year Treasury Note rate, plus 0.5%, as such rate is set forth in the Wall Street Journal as of the first business day of each calendar quarter.
5:If prior to the expiration or lapse of all of the restrictions and conditions on the Restricted Shares under this Award, there shall be declared and paid a stock dividend upon the
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Restricted Shares or if the Restricted Shares shall be split up, converted, exchanged, reclassified or in any way substituted for, the Recipient shall receive, subject to the same restrictions and conditions as the original Restricted Shares subject to this Award, the same securities or other property as are received by the holders of the Company’s Shares pursuant to such stock dividend, split up, conversion, exchange, reclassification or substitution. If the Recipient receives any securities or property of the Company (or any acquiring entity) pursuant to this Paragraph FIFTH, such securities or other property shall thereafter be deemed to be “Shares” and “Restricted Shares” within the meaning of this Award.
6:If, for any reason with respect to the Restricted Shares (and any dividends, distributions and adjustments to such Shares), the Company (or any Affiliate) shall be required to withhold amounts under applicable federal, state, local or foreign tax laws, rules or regulations, the Company will address such items in accordance with Section 14 of the Plan The Recipient acknowledges that the Recipient has been informed of the availability of making an election in accordance with Section 83(b) of the Code, as amended; that such election must be filed with the Internal Revenue Service within 30 days that the Company awards the Shares to the Recipient; and that the Recipient is solely responsible for making such election. In the event that the Recipient files such an election with the Internal Revenue Service, the Recipient agrees to provide a copy of such election to the Company promptly.
7:The Company and the Recipient each hereby agrees to be bound by the terms and conditions set forth in the Plan.
8:Any notices or other communications given in connection with this Award shall be sent either by registered or certified mail, return receipt requested, or by overnight mail, facsimile, or electronic mail to the Company and Recipient address or number of record or to
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such changed address or number as to which either party has given notice to the other party in accordance with this Paragraph EIGHTH. All notices shall be deemed given when so mailed, or if sent by facsimile or electronic mail, when electronic confirmation of the transmission is received, except that a notice of change of address shall be deemed given when received.
9:This Award and the Plan constitute the whole agreement between the parties hereto with respect to the Restricted Stock Award.
10:This Award shall not be construed as creating any contract of employment or service between the Company and the Recipient. The grant of the Shares hereunder will not confer upon the Recipient any right to continue in the service of the Company or its Affiliates.
11:The Recipient agrees that, to the extent applicable, any Shares granted hereunder will be subject to the Company’s policies with respect to the hedging and pledging of shares of Company Stock, stock ownership requirements, and clawbacks, in each case that the Company may have in effect from time to time.
12:This Award shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and his or her heirs, executors, administrators and legal representatives. This Award shall not be assignable by the Recipient.
13: The Recipient understands that in order to perform its obligations under the Plan or for the implementation and administration of the Plan, the Company may collect, transfer, use, process, or hold certain personal or sensitive data about Recipient. Such data includes, but is not limited to Recipient’s name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information.
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Recipient explicitly consents to the collection, transfer (including to third parties in Recipient’s home country or the United States or other countries, such as but not limited to human resources personnel, legal and tax advisors, and brokerage administrators), use, processing, and holding, electronically or otherwise, of his/her personal information in connection with this or any other equity award. At all times, the Company shall maintain the confidentiality of Recipient’s personal information, except to the extent the Company is required to provide such information to governmental agencies or other parties and such actions will be undertaken by the Company only in accordance with applicable law.
14: This Award shall be subject to and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law.
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